UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 2, 2003

CRDENTIA CORP.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-31152 (Commission File Number)	76-0585701 (I.R.S. Employer Identification No.)
455 Market Street, Suite 1220, San Francisco, California 94105 (Address of Principal Executive Offices) (Zip Code)
(415) 543-1535 (Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     Other Events.

        On September 2, 2003, we, Crdentia Corp., issued $675,000 in principal amount of Convertible Subordinated Promissory Notes (the "Notes") to six investors. Subject to the conversion provisions set forth in the Notes, the unpaid principal together with all accrued interest on the Notes is due and payable in full one year following the issuance date of each such Note. Interest accrues on the unpaid principal balance at a rate of ten percent (10%) per annum, simple interest, and is payable in quarterly payments. Three of the investors included Joseph M. DeLuca, Robert P. Oliver and James D. Durham. Messrs. DeLuca and Oliver are current members of Crdentia's Board of Directors and each purchased, together with an affiliate of Mr. DeLuca, Notes in the aggregate principal amount of $125,000. James D. Durham, a Director of Crdentia and its Chief Executive Officer, purchased a Note in the principal amount of $50,000.

        The description of the Notes set forth above is qualified in its entirety by reference to the form convertible subordinated promissory note filed with this current report as Exhibit 10.1.

ITEM 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits.

10.1	Form Convertible Subordinated Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

CRDENTIA CORP.
Date: September 3, 2003	/s/ Lawrence M. Davis By: Lawrence M. Davis, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.        Description

     10.1                Form Convertible Subordinated Promissory Note.